UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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PURE Bioscience, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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PURE BIOSCIENCE, INC.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON February 3, 2022

TO OUR STOCKHOLDERS:

December 20, 2021

Dear Stockholder:

You are cordially invited to attend this year’s annual meeting of stockholders of PURE Bioscience, Inc. on Thursday, February 3, 2022 at 10:30 a.m. (local time). The meeting will be held at our corporate offices at 9669 Hermosa Avenue, Rancho Cucamonga, CA 91730.

We are pleased to take advantage of the rules established by the Securities and Exchange Commission (the “SEC”) that allow companies to furnish proxy materials primarily over the internet. We believe that this will allow us to promptly provide proxy materials to you, while lowering the costs of distribution and reducing the environmental impact of our annual meeting.

On December 20, 2021, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including our Proxy Statement and Annual Report to Stockholders for the fiscal year ended July 31, 2021, over the internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how you can receive a paper copy of the proxy materials by mail. If you receive your proxy materials by mail, the Annual Report, the Notice of 2022 Annual Meeting of Stockholders, the Proxy Statement, and proxy card will be enclosed.

The matters to be acted upon are described in the Notice of 2022 Annual Meeting of Stockholders and Proxy Statement. Following the formal business of the meeting, we will report on our operations and respond to questions from stockholders.

Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. You may vote by proxy over the internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on your proxy card. If you attend the meeting you will have the right to revoke your proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

/s/ Tom Y. Lee
Chief Executive Officer

PURE BIOSCIENCE, INC.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

FEBRUARY 3, 2022

TO OUR STOCKHOLDERS:

Our 2022 annual meeting of stockholders (the “Annual Meeting”) of PURE Bioscience, Inc. will be held at our corporate offices at 9669 Hermosa Avenue, Rancho Cucamonga, CA 91730, on February 3, 2022 at 10:30 a.m. local time, for the following purposes:

1.	To elect five directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.	To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending July 31, 2022; and

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers, during the fiscal year ended July 31, 2021.

To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR each of the five director nominees and FOR proposals 2 through 3 listed above. Stockholders of record at the close of business on December 7, 2021 are entitled to notice of, and to vote on, all matters at the Annual Meeting and any reconvened meeting following any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 9669 Hermosa Avenue, Rancho Cucamonga, CA 91730.

All stockholders are invited to attend the Annual Meeting. You are urged to vote or submit your proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. Telephone and internet voting are available. For specific instructions on voting, please refer to the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: Our Annual Report on Form 10-K, Notice and Proxy Statement are available electronically at www.proxydocs.com.

By Order of the Board of Directors

/s/ Tom Y. Lee
Chief Executive Officer

December 20, 2021

PURE BIOSCIENCE, INC.

9669 Hermosa Avenue

Rancho Cucamonga, CA 91730

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 3, 2022

GENERAL INFORMATION

The accompanying proxy is solicited by the Board of Directors of PURE Bioscience, Inc. (the “Board” or “Board of Directors”) to be voted at the 2022 Annual Meeting of Stockholders (the “Meeting” or “Annual Meeting”) to be held on February 3, 2022 at our corporate offices at 9669 Hermosa Avenue, Rancho Cucamonga, California 91730 at 10:30 a.m., local time, and any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are being made available to our stockholders on or about December 20, 2021. References in this proxy statement to “the Company,” “we,” “PURE,” “our,” and “us” are to PURE Bioscience, Inc.

In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are permitted to furnish proxy materials, including this Proxy Statement and our Annual Report for the fiscal year ended July 31, 2021 (the “Annual Report”) to stockholders by providing access to these documents through the internet instead of mailing printed copies. Most stockholders will not receive printed copies of the proxy materials unless requested. Instead, our Notice of Internet Availability of Proxy Materials provides instructions on how to access and review the proxy materials on the internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to cast your vote via the internet or by telephone. If you would like to receive a printed or email copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability of Proxy Materials.

Record Date

Holders of record of our shares of Common Stock, our only class of issued and outstanding voting securities (the “Common Stock”), at the close of business on December 7, 2021 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On December 7, 2021, 87,873,141 shares of our Common Stock were issued and outstanding.

Broker Non-Votes

“Broker non-votes” are shares held in street name by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of the Company’s independent registered public accountants. The remaining proposals to be considered at the Annual Meeting are considered to be non-routine matters, including the election of directors, and the non-binding advisory vote on the compensation of our named executive officers. As a result, if you do not provide your broker or nominee with voting instructions on these non-routine matters your shares will not be voted on these proposals.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

The Annual Meeting may be adjourned from time to time and at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to stockholders except as required by applicable law and our charter documents.

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Transfer Online, Inc. As a stockholder of record, you have the right to grant your voting proxy directly to the proxies designated by the Company or to vote in person at the Annual Meeting. As of the record date, we had 213 holders of record.

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Shares Held in Street Name

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from such organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to virtually attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described above under the heading “Broker Non-Votes.”

Please note that if your shares are held of record by a broker, bank, trustee or nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Voting Matters

Stockholders are entitled to cast one vote per share of Common Stock on each matter presented for consideration by the stockholders. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the day of the Annual Meeting.

There are three proposals scheduled to be voted on at the Annual Meeting:

1.	To elect five directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.	To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending July 31, 2022; and

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers, during the fiscal year ended July 31, 2021.

Our Board of Directors recommends a vote FOR each of the five director nominees and FOR proposals 2 and 3 listed above.

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

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Required Vote

Assuming a quorum is present, either in person or by proxy, the following vote is required for the proposals scheduled to be voted on at the Annual Meeting:

1.	Election of Directors: Directors will be elected by a plurality of the votes, which means the five nominees who receive the greatest number of FOR votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

2.	Ratification of Auditors: The ratification of the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending July 31, 2022 requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

3.	Executive Compensation: The approval, on a non-binding advisory basis, of the compensation of our named executive officers requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

Voting Instructions

If you are a stockholder of record, you can vote in the following ways:

●	By Internet: By following the Internet voting instructions included in the Notice of Internet Availability of Proxy Materials or by following the instructions on the proxy card at any time up until 11:59 p.m., Eastern Standard Time, on February 2, 2022.

●	By Telephone: By following the telephone voting instructions included in the Notice of Internet Availability of Proxy Materials or by following the instructions on the proxy card at any time up until 11:59 p.m., Eastern Standard Time, on February 2, 2022.

●	By Mail: You may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee or other nominee.

Proxies

All shares represented by a proxy will be voted at the Annual Meeting, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of each of the nominees for director contained in this Proxy Statement and in favor of each of the other proposals considered at the Annual Meeting.

If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you will receive a separate voting instruction form with your proxy materials. Your broker may vote your shares on the proposal to ratify our independent auditors, but will not be permitted to vote your shares with respect to the election of directors or on any of the other proposals unless you provide instructions as to how to vote your shares. Please note that if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

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Multiple Proxies

If you receive more than one set of proxy materials it generally means you hold shares registered in multiple accounts. To ensure that all your shares are voted, please submit proxies or voting instructions for all of your shares.

Proxy Revocation Procedure

If you are a stockholder of record, you may revoke your proxy: (i) by written notice of revocation mailed to and received by the Secretary of the Company prior to the date of the Annual Meeting, (ii) voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Standard Time) on February 2, 2022, (iii) by executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken prior to 11:59 p.m. (Eastern Standard Time) on February 2, 2022), or (iv) by virtually attending the Annual Meeting and voting via the virtual meeting platform. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

Solicitation Costs

The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies therefor. This proxy statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock. The Company will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners. The Company may consider the engagement of a proxy solicitation firm. Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

Voting Results

We will announce preliminary voting results at the Annual Meeting. We will report final results in a Form 8-K report filed with the SEC.

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GOVERNANCE OF OUR COMPANY

Overview

We are committed to maintaining high standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics, together with our Certificate of Incorporation, Bylaws and the charters of our Board Committees, form the basis for our corporate governance framework. As discussed below, our Board of Directors has established two standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee and the Compensation Committee. The Board of Directors performs the functions typically assigned to a Nominating and Corporate Governance Committee.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to ensure effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the annual evaluations of the Board and its Committees. Our Corporate Governance Guidelines are reviewed regularly by the Board and revised when appropriate. The full text of our Corporate Governance Guidelines can be found in the “Corporate Governance” section of our website accessible at www.purebio.com. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. This Code constitutes a “code of ethics” as defined by the rules of the SEC. This Code also contains “whistle blower” procedures adopted by our Audit Committee regarding the receipt, retention and treatment of complaints related to accounting, internal accounting controls or auditing matters and procedures for confidential anonymous employee complaints related to questionable accounting or auditing matters. Copies of the code may be obtained free of charge from our website, www.purebio.com. Any amendments to, or waivers from, a provision of our code of ethics that applies to any of our executive officers will be posted on our website in accordance with the rules of the SEC. Other than as specifically referenced herein, the information contained on, or that can be accessed through, our website is not a part of this proxy statement.

Director Independence

We are not currently listed on any national securities exchange or in an inter-dealer quotation system that has established a standard for independence. However, in evaluating the independence of our members and the composition of the committees of our Board of Directors, our Board utilizes the definition of “independence” as that term is defined by applicable listing standards of the NYSE American. As of the date hereof, our Board consists of five members, three of whom are considered independent as that term is defined by applicable listing standards of the NYSE American. Our independent directors include: Messrs. Chen and Rendall and Ms. Taylor.

Board and Committee Attendance

During the fiscal year ended July 31, 2021, the Board of Directors met once and it took action by unanimous written consent two times. During the fiscal year ended July 31, 2021 our Audit Committee met four times. Each of the directors attended 100% of the meetings of the Board of Directors.

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Director Attendance at Annual Meeting

We believe the annual meeting of stockholders provides a good opportunity for our directors to hear any feedback the stockholders may share with the Company at the meeting. As a result, we encourage our directors to attend our annual meeting. We reimburse our directors for the reasonable expenses incurred by them in attending the annual meeting.

Executive Sessions

Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times as necessary and are chaired by the Chairman of the Board. The Board’s policy is to hold executive sessions without the presence of management, including our President and Chief Executive Officer and Chief Operating Officer, who are the only non-independent directors on the Board. Our Board Committees also generally meet in executive session at the end of each committee meeting.

Board Committees

Compensation Committee. The Compensation Committee of the Board of Directors currently consists of Messrs. Chen (Chair) and Rendall and Ms. Taylor. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommending to the full Board of Directors the compensation to be offered to our directors, including our Chairman. The Board has determined that Messrs. Chen and Rendall and Ms. Taylor are each an “independent director” under the listing standards of the NYSE American. In addition, the members of the Compensation Committee qualify as a “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.purebio.com.

Audit Committee. The Audit Committee of the Board of Directors, currently consists of Messrs. Chen (Chair) and Rendall and Ms. Taylor. The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm. The Board has determined that Messrs. Chen and Rendall and Ms. Taylor are “independent director” under the listing standards of the NYSE American. The Board of Directors has also determined that Messrs. Chen and Rendall and Ms. Taylor are each an “audit committee financial expert” within the applicable definition of the SEC. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which is available on our website at www.purebio.com.

Nominating Committee. The Board has not established a Nominating Committee, and as a result performs the functions typically assigned to a Nominating Committee, including the identification, recruitment and nomination of candidates for the Board and its committees, determining the structure, composition and functioning of the Board and its committees including the reporting channels through which the Board receives information and the quality and timeliness of the information, developing and recommending to the Board corporate governance guidelines applicable to the Company and annually reviewing and recommending changes, as necessary or appropriate, overseeing the annual evaluation of the Board’s effectiveness and performance.

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Board and Committee Effectiveness

The Board and each of its Committees perform an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Board and Committee evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

Board Leadership Structure

Our Bylaws provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. At the current time, Mr. Chen serves as our Chairman of the Board, and Mr. Lee serves as our Chief Executive Officer. Our Board believes our leadership structure enhances the accountability of our Chief Executive Officer to the Board and encourages balanced decision making. In addition, the Board believes that this structure provides an environment in which its independent directors are fully informed, have significant input into the content of Board meetings and are able to provide objective and thoughtful oversight of management. Our Board also separated the roles in recognition of the differences in responsibilities. While our Chief Executive Officer is responsible for the day-to-day leadership of the Company and its business operations, the Chairman of the Board provides guidance to the Board, sets the agenda for Board meetings and presides over the meetings of the full Board and the meetings of the Board’s non-management directors. The Board Chairman also provides performance feedback on behalf of the Board to our Chief Executive Officer. The Board intends to carefully evaluate from time to time whether our Chief Executive Officer and Chairman positions should remain separate based on what the Board believes is best for the Company and its stockholders.

Board Oversight of Risk

The Board is actively involved in the oversight of risks that could affect the Company. The Board as a whole has responsibility for risk oversight of the Company’s risk management policies and procedures, with reviews of certain areas being conducted by the relevant Board committee. The Board satisfies this responsibility through reports by each Committee Chair regarding the Committee’s considerations and actions, as well as through regular reports directly from management responsible for oversight of particular risks within the Company. Specifically, the Board committees address the following risk areas:

●	The Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation plans and arrangements.

●	The Audit Committee discusses with management the Company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures.

The Board as a whole considers risks related to regulatory and compliance matters as well as risks related to the Company’s sales and marketing and research and development initiatives.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a director, the Board will consider a reasonable number of candidates recommended by a single stockholder who has held over 20% of PURE Bioscience Common Stock for over one year and who satisfies the notice, information and consent provisions set forth in our Bylaws and Corporate Governance Guidelines. Stockholders who wish to recommend a candidate may do so by writing to the Board of Directors in care of the Corporate Secretary, PURE Bioscience, Inc., 9669 Hermosa Avenue, Rancho Cucamonga, California 91730. The Board of Directors will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees. A printed copy of our Bylaws may be obtained by any stockholder upon request to our Corporate Secretary.

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Identification and Evaluation of Director Nominees

In evaluating nominees for membership on our Board, our Board applies the Board membership criteria set forth in our Corporate Governance Guidelines. Under these criteria, the Board takes into account many factors, including an individual’s business experience and skills (including skills in core areas such as operations, management, technology, accounting and finance, strategic planning and international markets), as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, diversity of experience, integrity and ability to represent the best interests of the Company’s stockholders. In addition, the Board also considers the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Board does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Board does not have a formal policy with respect to diversity of nominees. Rather, our Board considers Board membership criteria as a whole and seeks to achieve diversity of occupational and personal backgrounds on the Board.

Our Board regularly assesses the appropriate size of our Board, and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates who may come to the attention of the Board through current Board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the Board, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines. As stated above, our Board will consider candidates proposed for nomination by our significant stockholders. Stockholders may propose candidates by submitting the names and supporting information to: Corporate Secretary, PURE Bioscience, Inc., 9669 Hermosa Avenue, Rancho Cucamonga, California 91730. Supporting information should include (a) the name and address of the candidate and the proposing stockholder, (b) a comprehensive biography of the candidate and an explanation of why the candidate is qualified to serve as a director taking into account the criteria identified in our corporate governance guidelines, (c) proof of ownership, the class and number of shares, and the length of time that the shares of our voting securities have been beneficially owned by each of the candidate and the proposing stockholder, and (d) a letter signed by the candidate stating his or her willingness to serve, if elected.

Communications with the Board of Directors

The Board desires that the views of stockholders will be heard by the Board, its Committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any Board Committee, the independent directors as a group or any individual director may send communications directly to the Company in care of the Corporate Secretary, PURE Bioscience, Inc., 9669 Hermosa Avenue, Rancho Cucamonga, CA 91730. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

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PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees for Director

Our business is managed under the oversight of our Board of Directors. Our board of directors currently consists of the following three individuals: Tom Y. Lee, CPA, Ivan Chen, Tom Myers, Kristin Taylor and David Rendall. Our Board has nominated the following persons for re-election at the Annual Meeting:

Name	Age	Director Since	Position(s) Held
Tom Y. Lee, CEO	73	2014	CEO / Director
Ivan Chen, Chairman	39	2018	Chairman
Tom Myers, COO	69	2021	COO / Director
Kristin A. Taylor	54	2021	Director
David M. Rendall	49	2021	Director

In addition to the information regarding our directors and skills that led our Board to conclude that the individual should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board.

The Board also believes that re-electing five of our incumbent directors helps to promote stability and continuity. The Board expects that each such directors will continue to make substantial contributions to the Company by virtue of their familiarity with, and insight into, the Company’s business and the Company’s business strategy.

All of the nominees have indicated a willingness to continue serving as directors, and the Company has no reason to believe that any nominee will be unavailable or unable to serve. If any of them should decline or be unable to act as a director, the proxy holders will vote for the election of any other person or persons the Board may nominate.

The following sets forth information regarding the business experience of our directors as of December 20, 2021:

Ivan Chen joined our Board in June 2018 and has served as Chairman of the Board since August 2021. Mr. Chen brings extensive experience in the healthcare, life sciences and technology industries, with deep legal and strategic business experience in areas including licensing, joint ventures, mergers & acquisitions, securities and corporate governance. He currently serves as Vice President, General Counsel and Corporate Secretary at Imagen Dental Partners, LLC, a dental partnership organization that provides non-clinical support services to dental practices across the United States. In this role, he oversees all legal, compliance and government relations matters at Imagen. Before joining Imagen, he was Director, Senior Corporate Counsel at Pacific Dental Services, LLC (PDS), one of the largest dental support organizations in the United States, where he focused on acquisitions, dispositions, commercial contracts and healthcare compliance. Mr. Chen also served as the principal legal counsel to the Pacific Dental Services Foundation, a nonprofit organization providing oral healthcare to underserved communities worldwide. At PDS, he received numerous organization-wide awards for outstanding performance. Prior to joining PDS, he was Director, Global M&A Counsel at eBay Inc., a publicly-traded e-commerce platform. In this position, he led the negotiation and execution of numerous U.S. and cross-border acquisitions. Earlier in his career, he was an associate at Morrison & Foerster LLP and at Skadden, Arps, Slate, Meagher & Flom LLP, both large international law firms. In these roles, he focused on transactional, securities and corporate governance matters.

In addition to serving on the Board of our company, Mr. Chen also is on the Board of AiTmed Incorporated, a privately-held, early-stage telehealth platform.

Mr. Chen earned a J.D. from Harvard Law School, a master’s degree from the University of Cambridge, and a bachelor’s degree from Northwestern University. He is admitted to the bar in California and New York and is a registered in-house counsel in Arizona.

We believe Mr. Chen’s qualifications to serve as a director on our Board include his executive leadership experience as an attorney and entrepreneur, as well as his educational background.

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Tom Y. Lee, CPA joined our Board in October 2014, serving as Chairman of the Board from January 2019 to August 2021. He also serves as our Chief Executive Officer and President. Mr. Lee also is currently the Chairman of the Board and Chief Executive Officer of Swabplus, Inc., a contract manufacturer of single-dose applicator and formulation OEM products, serving in both roles since 2008. Mr. Lee has experience in manufacturing and selling applicator and formulation OEM products, manufacturing and distributing products in Asia and is experienced in accounting matters. Mr. Lee was formerly audit committee chairman at First Continental Bank (which merged with United Commercial Bank in 2003). Mr. Lee has been an active CPA since 1983 and earned a Master of Science in Accounting from California State University, Long Beach and a Bachelors in Business Administration from TamKang University in Taipei, Taiwan.

We believe Mr. Lee’s qualifications to serve as a director on our Board include his experience in manufacturing and selling applicator and formulation OEM products, his experience with manufacturing and distributing products in Asia and his accounting background and expertise as a CPA. The Board also considered Mr. Lee’s commitment to the Company and its technology platform based his investments in the Company’s stock.

Tom Myers joined our Board in January 2021. He also serves as our Chief Operating Officer. Prior to serving as our Chief Operating Officer, he was our Executive Vice President, Technical Support Services. In this role, he led the implementation and application of our silver di-hydrogen citrate (SDC) technology in customer facilities through problem identification and solution development, custom protocol development and training. Mr. Myers has over 40 years of food industry experience focusing on operations management, quality control and assurance, research and development, product and process development, plant design and construction, food safety and regulatory compliance. Prior to joining our company, Mr. Myers served as the President and Principal of Idaho Milk Products, where he built a $105 million green field dairy proteins plant and launched a worldwide business with revenues in excess of $200 million annually. Mr. Myers also has held executive management roles at Weider Nutrition International, Puritan Quartz Pharmaceuticals, FruitSource Associates and FruitSource Confections, Nancy’s Specialty Foods, Izaki Glico and Berkshire Hathaway Corporation (See’s Candies and See’s Candy Shops). Mr. Myers holds a Bachelor of Science from California State University, Long Beach.

We believe Mr. Myers’s qualifications to serve as a director on our Board include his executive leadership experience as the Company’s Chief Operating Officer and his experience in building and growing the Company’s technology.

Kristin A. Taylor was appointed to our Board on January 20, 2021. Ms. Taylor is an accomplished technology executive with over 25 years of experience in the tech sector. In March of 2020, Ms. Taylor was named President and Chief Executive Officer of Imageware Systems, Inc. a software SaaS leader in biometric identification and authentication for state, local, federal governments, including law enforcement/public safety, as well as commercial businesses in the financial, healthcare, education, manufacturing and call center verticals. Taylor was named Chair of the Board in May of 2020. Prior to serving as President and Chief Executive Officer of Imageware Systems, Inc., Ms. Taylor was a strategy consultant providing advisory services on communications, marketing, and analyst relations for Veritas Lux and Kristin A Taylor Consulting in which she developed a proprietary algorithmic methodology to weigh and rank the most influential global technical analysts. From September of 2017 to April of 2019, Ms. Taylor served as Vice President of Worldwide Analyst Relations at IBM and led the efforts to modernize and transform IBM’s Analyst Relations organization to drive not only influence but materialize revenue. From August 2013 to August of 2017, she served as Vice President, of Global Analyst and Public Relations at MediaTek, the third largest fabless semiconductor company worldwide with a $62 billion market cap, where she led the buildout of a new global Public and Analyst Relations organization to penetrate the North American, European, Latin American, Russian and Indian markets. Prior to that from September 1998 to December 2010, she served in various positions of increasing responsibility with Qualcomm including Head of Industry Analyst Relations, Senior Director of Business Development, and as a Director in Information Technology. During her tenure with Qualcomm, she drove development and launched the world’s first embedded wireless WAN module inside of notebook computers that resulted in the creation of a new corporate division for computing, with Gobi becoming a core element of 300+ product offerings. In October of 2020, she was named to the Top 50 Women Leaders in SaaS by The Software Report. She earned degrees in Business Management and Sociology from the University of New Hampshire in Durham.

We believe that Ms. Taylor’s qualifications to serve as a director on our Board include her experience in Fortune 500 and micro-cap businesses along with her insight in sales, business development, analyst and public relations, marketing, and go-to-market strategies.

David M. Rendall joined our Board in January 2021. Mr. Rendall is an attorney and licensed real estate broker in the state of California. Mr. Rendall has been the broker and owner of RE/MAX of Santa Clarita, RE/MAX of Valencia, and RE/MAX Gateway since February 2014. Mr. Rendall manages approximately 175 agents and has annual sales of about $1 billion. He is the owner of Group One Investments, Inc., a licensed real estate property management and real estate investment firm specializing in commercial management and real estate syndication and development. He currently sits on the Santa Clarita Valley Economic Development Corporation board and is the Chief Executive Officer of Escrow Advantage, Inc., an independent escrow company. Mr. Rendall also is the general partner, owner, president, managing member, and/or member of multiple businesses and real estate partnerships. In addition to his real estate companies, he is the Principal and Partner of Group One Legal, PC. Mr. Rendall has been practicing real estate since 2001 and law since 2003, when he was admitted to the state bar of California. Mr. Rendall earned a J.D. from Loyola Law School, a bachelor’s degree in Political Science and Sociology from University of California, Los Angeles. He also was an adjunct professor at College of the Canyons, where he taught Real Estate Principles, Real Estate Practices, and Legal Aspects of Real Estate.

We believe Mr. Rendall’s qualifications to serve as a director on our Board include his substantial managerial and business expertise and insight into specific areas of sales and marketing can provide leadership to the Company through various stages of potential development and growth. In addition, the Board values his legal expertise.

10

Relationships

Mr. Ivan Chen is the nephew of Mr. Tom Y. Lee. There are no other family relationships between any current director executive officer, or any director or executive offer during the fiscal year ended July 31, 2021.

Compensation Committee Interlocks and Insider Participation.

None of the members of our Compensation Committee are or have been an officer or employee of us. During fiscal years 2021 and 2020, no member of our Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K. Additionally, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our Compensation Committee or board of directors.

Vote Required and Board Recommendation

If a quorum is present, either in person or by proxy, directors will be elected by a plurality of the votes, which means the five nominees who receive the greatest number of FOR votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the proxy holders, unless a contrary instruction is indicated in the proxy.

Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or their earlier death, resignation or removal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES LISTED ABOVE (ITEM 1 ON THE PROXY CARD).

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PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF WEINBERG & COMPANY, P.A. AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, our stockholders will be asked to ratify the appointment of Weinberg & Company, P.A. (“Weinberg”) as our independent registered public accounting firm for the fiscal year ending July 31, 2022. Weinberg has served as the Company’s auditor since 2019. Our Audit Committee is responsible for approving the engagement of Weinberg as the Company’s independent registered public accounting firm for the year ending July 31, 2022. In the event our stockholders fail to ratify the appointment of Weinberg, the Audit Committee will reconsider its selection. In addition, even if our stockholders ratify the selection, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that a change would be in the best interests of the Company and its stockholders.

The Audit Committee meets with Weinberg on a quarterly or more frequent basis. At such times, the Audit Committee reviews the services performed by Weinberg, as well as the fees charged for such services.

A representative of Weinberg maybe present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. If present the representative is also expected to be available to respond to appropriate questions from stockholders.

Fees Billed to the Company by its independent auditors during Fiscal Years 2021 and 2020.

The following table provides information regarding the fees billed to us by Weinberg for the years ended July 31, 2021 and 2020. All fees described below were approved by the Board or the Audit Committee:

	For the years ended July 31,
	2021	2020
Audit Fees (1)	$85,000	$49,000
Tax Fees (2)	$12,000	$—
Total Fees	$97,000	$49,000

(1)	Audit Fees include fees for services rendered for the audit and quarterly reviews of our financial statements, including our Annual Report on Form 10-K and our periodic reports, and fees incurred related to the filings of registration statements.

(2)	Tax Fees consist of amounts billed by an affiliate of our independent auditors for services in connection with the preparation of our federal and state tax returns.

Pre-Approval Policies and Procedures

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee. All audit fees and tax fees listed in the table above were approved by the Audit Committee pursuant to its pre-approval policies and procedures.

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Interest of Certain Persons in Matters to be Acted Upon

There are no persons who have a direct or indirect substantial interest in the matter described under Proposal 2 above.

Vote Required and Board Recommendation

The ratification of the appointment of Weinberg as our independent registered public accounting firm for the fiscal year ending July 31, 2022 requires a majority of the votes cast, whether in person or represented by proxy, to vote FOR this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

Submission of the appointment to stockholder approval is not required. However, if our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Weinberg as our independent auditor or whether to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending July 31, 2022.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF WEINBERG & COMPANY, P.A. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING JULY 31, 2022 (ITEM 2 ON THE PROXY CARD).

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors of PURE Bioscience, Inc. with respect to PURE Bioscience’s audited financial statements for the fiscal year ended July 31, 2021, included in the Company’s Annual Report on Form 10-K, filed with the SEC on October 28, 2021. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee of the Board of Directors currently consists of three non-employee directors, including Messrs. Chen (Chair) and Rendall and Ms. Taylor. The Board has determined that each of Messrs. Chen and Rendall and Ms. Taylor, are “independent director” under the listing standards of the NYSE American.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm for the fiscal year ended July 31, 2021, Weinberg was responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

Review with Management

The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee met with Weinberg to review the financial statements for the fiscal year ended July 31, 2021. The Audit Committee discussed with a representative of Weinberg the matters required to be discussed by Auditing Standard No. 1301, “Communicating with Audit Committees”. In addition, the Audit Committee met with Weinberg, with and without management present, to discuss the overall scope of Weinberg’s audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from Weinberg required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with Weinberg its independence, and satisfied itself as to the independence of Weinberg.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended July 31, 2021 be included in the Company’s Annual Report on Form 10-K filed with the SEC.

The Audit Committee of the Board of Directors:

Ivan Chen, Chair

Kristin Taylor

David Rendall

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PROPOSAL THREE
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Our Board of Directors and Compensation Committee are providing stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers. This proposal, commonly known as a “Say on Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse our executive compensation program and the compensation paid to our named executive officers as reported in this Proxy Statement.

The Say on Pay vote is advisory, and therefore not binding on the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee and the Board will review the voting results, seek to determine the cause or causes of any significant negative voting, and take the voting results into consideration when making future decisions regarding executive compensation. At our 2021 Annual Meeting, our stockholders approved our Say on Pay Proposal by a vote of 88.41% of the votes cast. Additionally, at our 2020 Annual Meeting our stockholders approved an annual Say on Pay vote.

The Compensation Committee of the Board of Directors, which is comprised solely of independent directors, has the responsibility for evaluating and authorizing the compensation payable to our executive officers. The goal of our executive compensation program is to attract, motivate and retain executives of outstanding ability, performance and potential. To achieve this goal, the Compensation Committee has designed a package that combines competitive base pay, with incentive cash compensation conditioned on the achievement of predetermined annual performance goals and long-term equity awards. The Compensation Committee believes this package encourages employee retention and the creation of stockholder value. Our compensation program also seeks to be internally consistent with differentials commensurate with the scope of a named executive officer’s responsibilities.

Fiscal Year 2021

During the fiscal year ended July 31, 2021, our “named executive officers” were (i) Tom Y. Lee, who served as our Chief Executive Officer, (ii) Tom Myers, who serves as Chief Operating Officer, and (iii) Mark S. Elliott, who serves as Vice President, Finance.

Elements of Compensation

Consistent with the size and nature of our Company, our executive compensation program is simple, consisting of a base salary, an annual performance-based cash bonus, long-term equity awards, and eligibility to participate in employee benefit plans that we make available to all of our full-time employees, including group health plan, group term life insurance, and short- and long-term disability benefits.

Taken as a whole, the elements of our compensation package are comparable to those offered by other similarly sized companies in our industry. This allows us to compete in acquiring talent and retaining key executives. Our annual performance-based cash bonuses link executive compensation to the Company’s performance and the individual achievements and performance of our executives. Likewise, equity awards align the interests of our named executive officers with those of our stockholders, thereby creating an incentive to build stockholder value and acting as a retention tool.

The Compensation Committee did not retain a compensation consultant during fiscal year 2021 given the Company’s cash constraints.

Stockholders are encouraged to read the Executive Compensation section of this Proxy Statement for a more detailed discussion of our compensation program.

Base Salary

Base salaries of our named executive officers depend on their job responsibilities, the market rate of compensation paid by companies in our industry for similar positions, our financial position and cash constraints, and external factors like inflation and the projected strength of the economy. The Compensation Committee reviews the base salaries of our named executive officers at least annually.

The annual base salaries of our named executive officers are reflected in the Summary Compensation Table included in this Proxy Statement.

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Annual Performance-Based Cash Bonus

The annual performance-based cash bonus paid to our named executive officers is determined by the Compensation Committee based on the achievement of our corporate goals, weighted by importance, as well as individual goals applicable to the named executive officer’s position. Our corporate goals consist of progress on sales and regulatory approval goals for our product offerings as well as on individual goals. The individual goals of our named executive officers are based on the executive’s job title and responsibilities. In addition, the Compensation Committee retains discretion to adjust the actual amount of the annual bonus based on our stock performance, our accomplishments determined on a qualitative basis, and the strength of our financial and market position at the end of the fiscal year.

Following the end of each fiscal year, the Compensation Committee is responsible for determining the bonus amount payable to the executive officer based on the Company’s and the executive officer’s performance against the performance metrics established by the Compensation Committee for the recently completed fiscal year.

Due to the Company’s limited financial resources and the Company’s performance below the operating plan approved by the Board of Directors, our named executive officers did not receive any cash bonuses for the years ended July 31, 2021 and 2020.

Long-Term Incentive Awards

We grant long-term equity incentives in the form of time-based and performance-based stock options and restricted stock units (RSUs) to our executive officers. The Compensation Committee determined it was in the best interests of the Company and its stockholders to issue RSUs to two of our executive officers in fiscal 2021. The Compensation Committee determined that the issuance of shares upon vesting encourages our executives to build stockholder value, thereby aligning the interests of our named executive officers with those of our stockholders. The Compensation Committee determines the size of the incentive award based on company performance and the named executive officers past and expected future performance. The Compensation Committee also considered the current stock and equity award holdings of our executive officers prior to the grants.

During the fiscal year ended July 31, 2021, the Compensation Committee authorized the issuance of 575,000 stock options to our named executive officers. Each stock option and RSU represents the right to receive one share of common stock, issuable at the time the stock option vests, as set forth in the respective stock option agreements. The breakdown is as follows:

●	Tom Y. Lee Option Awards: The Board granted Mr. Lee awards consisting of an option to purchase three hundred fifty thousand (350,000) shares of common stock. 200,000 options vest quarterly over one year. The remaining 150,000 options vest 50% on January 15, 2022 and 50% on January 15, 2023. All 350,000 options have a ten-year term

●	Tom Myers Option Awards: The Board granted Mr. Myers awards consisting of an option to purchase one hundred twenty five thousand (125,000) shares of common stock. The options have a ten-year term and vest in four quarterly installments.

●	Mark Elliott Option Awards: The Board granted Mr. Elliott awards consisting of an option to purchase one hundred thousand (100,000) shares of common stock. The options have a ten-year term and vest in four quarterly installments.

Miscellaneous

Our named executive officers are eligible to participate in employee benefit plans available to all full-time employees, including group health plan, group term life insurance, and short- and long-term disability benefits. We do not sponsor any defined benefit pension plan, nonqualified defined contribution plan, or deferred compensation plan; nor do we provide post-retirement health coverage for our named executive officers.

Vote Required

The Board and Compensation Committee believe the Company’s executive compensation program uses appropriate structures and sound pay practices that are effective in achieving the Company’s core compensation objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the stockholders of PURE Bioscience, Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, under the section entitled “Executive Compensation.”

If a quorum is present, the approval, on a non-binding advisory basis, of the compensation of our named executive officers requires that a majority of the votes cast, whether in person or represented by proxy, are voted FOR this proposal. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (ITEM 3 ON THE PROXY CARD).

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EXECUTIVE OFFICERS

Information Regarding Our Executive Officers

Information with respect to our current named executive officers is shown below. Since Tom Y. Lee and Tom Myers also serve on the Board, their biographies are set forth under “Nominees for Directors” above.

Name	Age	Position(s) Held	Position(s) Held Since
Tom Y. Lee	73	Chief Executive Officer	2019
Mark Elliott	46	Vice President, Finance	2015
Tom Myers	69	Chief Operating Officer	2018

Mark Elliott was appointed as our Vice President Finance and Principal Financial and Accounting Officer on July 31, 2015. Mr. Elliott joined the Company in 2004 and has been responsible for managing all accounting and regulatory reporting activities since he was promoted to Controller in May 2006. He has also been responsible for establishing all current financial and reporting systems. Prior to joining the Company, Mr. Elliott worked in government accounting. He earned a Bachelor of Science, Business Administration-Accountancy at California State University-San Marcos.

17

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth a summary of cash and non-cash compensation awarded, earned or paid for services rendered to us during the fiscal years ended July 31, 2021 and July 31, 2020 by our named executive officers, consisting of (i) each individual serving as principal executive officer during the fiscal year ended July 31, 2021 and (ii) our other two most highly compensated officers serving during the fiscal year ended July 31, 2021.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus	Option Awards ($)(2)		Stock Awards ($)(3)			All Other Compensation ($)(4)	Total Compensation ($)
Tom Y. Lee	2021	$—	—	$100,000	(5)	$			$64,000	$164,000
Chief Executive Officer	2020	$—	—	$242,000	(6)	$			$46,000	$288,000
Mark S. Elliott	2021	$162,000	—	$27,000	(7)		$—		$—	$189,000
Vice President Finance	2020	$125,000	—	$106,000	(8)		$—		$—	$231,000
Tom Myers	2021	$200,000	—	$31,000	(9)	$			$—	$231,000
Chief Operating Officer	2020	$200,000	—	$88,000	(10)		$247,000	(11)	$—	$535,000

(1)	Amounts reflect salary earned during the respective fiscal years.

(2)	Amounts for the years ended July 31, 2021 and 2020 reflect the grant date fair value for financial statement reporting purposes with respect to stock options granted during the respective fiscal years, calculated in accordance with authoritative guidance.

(3)	Amounts for the years ended July 31, 2020 and 2019 reflect the grant date fair value for financial statement reporting purposes with respect to stock awards granted during the respective fiscal years, calculated in accordance with authoritative guidance.

(4)	Represents $51,000 in Board fees and $13,000 for medical insurance payments reimbursed to Mr. Lee during the fiscal year ended July 31, 2021. Represents $40,000 in Board fees and $6,000 for medical insurance payments reimbursed to Mr. Lee during the fiscal year ended July 31, 2020.

(5)	Represents two awards consisting of options to purchase three hundred fifty thousand (350,000) shares of common stock.

(6)	Represents four awards consisting of options to purchase seven hundred thousand (700,000) shares of common stock.

(7)	Represents an award consisting of options to purchase one hundred thousand (100,000) shares of common stock.

(8)	Represents two awards consisting of options to purchase three hundred thousand (300,000) shares of common stock.

(9)	Represents an award consisting of options to purchase one hundred twenty-five thousand (125,000) shares of common stock.

(10)	Represents two awards consisting of options to purchase two hundred fifty thousand (250,000) shares of common stock.

(11)	Represents an award consisting of five hundred thousand (500,000) RSUs.

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Narrative to Summary Compensation Table

The compensation program established for the Company’s executive officers consisted of the following elements:

Base Salary: The base salaries of our named executive officers depend on their job responsibilities, the market rate of compensation paid by companies in our industry for similar positions, our financial position and performance, and the strength of our business. Base salaries provide a fixed means of compensation in order to attract and retain talent. Mr. Lee received no base salary as Chief Executive Officer during the fiscal year ended July 31, 2021. Mr. Elliott’s salary was $162,000 per year during the fiscal year ended July 31, 2021. The base salary for Mr. Myers was $200,000 per year during the fiscal year ended July 31, 2021.

Performance-Based Cash Awards: As part of the Company’s executive compensation program, our executive officers are eligible to receive performance-based cash awards. The annual performance-based cash awards are based on the executive officer’s individual performance and the Company’s actual performance compared to the corporate goals approved by the Board and the Compensation Committee. Following the end of each fiscal year, the Board and the Compensation Committee is responsible for determining the bonus amount payable to an executive officer based on that executive officer’s individual performance during the fiscal year and its determination of the Company’s actual performance compared to the corporate goals established for that fiscal year. Due to the Company’s limited financial resources and performance, our named executive officers did not receive any performance-based cash bonuses for the years ended July 31, 2021 and 2020.

Long-Term Equity Awards: Equity ownership by our executive officers and key employees encourages them to create long-term value and aligns their interests with those of our stockholders. As a result, our executive compensation program provides for the issuance of stock options and restricted stock units (“RSUs”) as determined by the Compensation Committee and our Board.

During the fiscal year ended July 31, 2021, the Compensation Committee authorized the issuance of 575,000 stock options to our named executive officers. Each stock option and RSU represents the right to receive one share of common stock, issuable at the time the stock option vests, as set forth in the respective stock option agreements. The breakdown is as follows:

●	Tom Y. Lee Option Awards: The Board granted Mr. Lee awards consisting of an option to purchase three hundred fifty thousand (350,000) shares of common stock. 200,000 options vest quarterly over one year. The remaining 150,000 options vest 50% on January 15, 2022 and 50% on January 15, 2023. All 350,000 options have a ten-year term

●	Tom Myers Option Awards: The Board granted Mr. Myers awards consisting of an option to purchase one hundred twenty five thousand (125,000) shares of common stock. The options have a ten-year term and vest in four quarterly installments.

●	Mark Elliott Option Awards: The Board granted Mr. Elliott awards consisting of an option to purchase one hundred thousand (100,000) shares of common stock. The options have a ten-year term and vest in four quarterly installments.

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Outstanding Equity Awards at Year-End

The following table provides a summary of all equity awards held by our named executive officers that were outstanding as of July 31, 2021.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of shares or Units of stock that have not vested(#)	Market Value of shares or Units of stock that have not vested ($)(1)
Tom Y. Lee	—	150,000	$0.45	6 /18/2031	(2)	—	—
	—	200,000	$0.45	6 /18/2031	(2)	—	—
	350,000	—	$0.79	5 /15/2030	(3)	—	—
	150,000	50,000	$0.33	1 /29/2030	(3)	—	$—
	150,000		$0.29	10 /1/2029	(3)	—	$—
	100,000	—	$0.78	2 /26/2023	(4)	—	$—
	200,000	—	$1.19	6 /22/2027	(5)	—	$—
	100,000	—	$0.88	3 /1/2022	(5)	—	$—
Mark Elliott	—	100,000	$0.45	6 /18/2031	(6)	—	—
	112,500	37,500	$0.33	1 /29/2030	(7)	—	$—
	150,000	—	$0.79	5 /15/2030	(7)	—	$—
	150,000	—	$0.78	2 /26/2023	(8)	—	$—
	150,000	—	$0.88	3 /1/2022	(9)	—	$—
	10,000	—	$0.86	1/24/2023		—	$—
Tom Myers	—	125,000	$0.45	6 /18/2031	(10)
						333,333	$144,000	(11)
	93,750	31,250	$0.33	1 /29/2030	(12)	—	$—
	125,000	—	$0.79	5 /15/2030	(12)	—	$—
	100,000	—	$0.78	2 /26/2023	(13)	—	$—
	100,000	—	$0.88	3 /1/2022	(14)	—	$—
	40,000	—	$0.73	2/6/2023		—	$—

(1)	The market value was determined by multiplying the number of shares underlying the awards by the closing price for our common stock on July 31, 2021, which was $0.42.

(2)	During the year ended July 31, 2021, we granted Mr. Lee awards consisting of an option to purchase three hundred fifty thousand (350,000) shares of common stock. 200,000 options vest quarterly over one year. The remaining 150,000 options vest 50% on January 15, 2022 and 50% on January 15, 2023. All 350,000 options have a ten-year term

(3)	During the year ended July 31, 2020, we granted Mr. Lee awards consisting of an option to purchase seven hundred thousand (700,000) shares of common stock. 500,000 options vest quarterly over one year. The remaining 200,000 options vest quarterly over two years. All 700,000 options have a ten-year term

(4)	During the year ended July 31, 2018, we granted Mr. Lee a five-year award consisting of an option to purchase one hundred thousand (100,000) shares of common stock. 50% of the option vested January 15, 2019 with the remaining 50% vesting on January 15, 2020.

(5)	During the year ended July 31, 2017, we granted Mr. Lee a ten-year award consisting of an option to purchase two hundred thousand (200,000) shares of common stock. 50% of the option vested January 15, 2018 with the remaining 50% vesting on January 15, 2019. In addition, during the year ended July 31, 2017, we granted Mr. Lee an award consisting of an option to purchase one hundred thousand (100,000) shares of common stock. The option has a five-year term and vests in four quarterly installments.

(6)	During the year ended July 31, 2021, we granted Mr. Elliott awards consisting of an option to purchase one hundred thousand (100,000) shares of common stock. The options have a ten-year term and vest in four quarterly installments.

(7)	During the year ended July 31, 2020, we granted Mr. Elliott awards consisting of an option to purchase three hundred thousand (300,000) shares of common stock. The options have a five-year term and vest in four quarterly installments.

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(8)	During the year ended July 31, 2018, we granted Mr. Elliott an award consisting of an option to purchase one hundred fifty thousand (150,000) shares of common stock. The option has a five-year term and vests in four quarterly installments.

(9)	During the year ended July 31, 2017, we granted Mr. Elliott an award consisting of an option to purchase one hundred fifty thousand (150,000) shares of common stock. The option has a five-year term and vests in four quarterly installments.

(10)	During the year ended July 31, 2021, we granted Mr. Myers awards consisting of an option to purchase one hundred twenty five thousand (125,000) shares of common stock. The options have a ten-year term and vest in four quarterly installments.

(11)	During the year ended July 31, 2020, we granted Mr. Myers an award consisting of five hundred thousand (500,000) RSUs. The RSU vest in equal installments over a three-year period and carry a ten-year term.

(12)	During the year ended July 31, 2020, we granted Mr. Myers awards consisting of an option to purchase two hundred fifty thousand (250,000) shares of common stock. The options have a five-year term and vest in four quarterly installments.

(13)	During the year ended July 31, 2018, we granted Mr. Myers an award consisting of an option to purchase one hundred thousand (100,000) shares of common stock. The option has a five-year term and vests in four quarterly installments.

(14)	During the year ended July 31, 2017, we granted Mr. Myers an award consisting of an option to purchase one hundred thousand (100,000) shares of common stock. The option has a five-year term and vests in four quarterly installments.

During the year ended July 31, 2021, Messrs. Lee, Myers and Elliott had 400,000, 187,500 and 225,000 option awards vest, respectively. The respective value on vesting was $13,500, $5,625 and $6,750 respectively.

Code Section 162(m) Provisions

Section 162(m) of the U.S. Internal Revenue Code, or the Code, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the four most highly compensated officers. Prior to changes in tax law taking effect in 2018, there was an exception to the $1.0 million limitation for performance-based compensation, including stock options, meeting certain requirements. Before such amendments we had not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Code. The exemption from the Section 162(m) deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our Chief Executive Officer and certain other executive officers in excess of $1.0 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.

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DIRECTOR COMPENSATION

Compensation of Directors

Our directors play a critical role in guiding our strategic direction and overseeing the management of our Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload. Our non-employee directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board committees.

Our director compensation is overseen by the Compensation Committee, which makes recommendations to our Board of Directors on the appropriate structure for our non-employee director compensation program and the appropriate amount of compensation to offer to our non-employee directors. Our Board of Directors is responsible for final approval of our non-employee director compensation program and the compensation paid to our non-employee directors. The Compensation Committee did not retain a compensation consultant to review the compensation of our directors during fiscal year 2021 given the Company’s cash constraints.

Non-Employee Director Compensation

The following table sets forth compensation earned in the fiscal year ended July 31, 2021 by each of our non-employee directors who are not named executive officers.

	Fees Earned or Paid in Cash	Option Awards	Total Compensation
Name	($)	($)(1)	($)
Ivan Chen	$59,000	$39,000	$98,000
Kristin A. Taylor	$35,000	$31,000	$66,000
David M. Rendall	$35,000	$31,000	$66,000

(1)	Amounts for the year ended July 31, 2021 reflect the grant date fair value for financial statement reporting purposes with respect to stock options granted during the fiscal year, calculated in accordance with authoritative guidance.

Narrative to Director Compensation Table

Each non-employee director of the Company receives cash fees from the Company for their services as members of the Board and any committee of the Board as follows:

●	Each non-employee director receives an annual fee of $60,000 payable for such director’s service on the Board and each member of the Audit Committee and Compensation Committee receives an additional annual fee of $4,000 and $2,500, respectively, payable for such director’s service on the committee.

●	The Chair of the Audit Committee receives an additional annual fee of $10,000 for such Chair’s service and the Chair of the Compensation Committee receives an additional annual fee of $5,000 for such Chair’s service.

Annual fees are paid to each non-employee director in four equal installments on a quarterly basis. Any non-employee directors serving a portion of the year are entitled to receive such fees on a pro rata basis based on their length of service during the year. Mr. Myers did not receive any additional compensation for his board service.

Additionally, new members of the Board are entitled to receive stock options in an amount to be determined by the Compensation Committee or the Board.

During the fiscal year ended July 31, 2021, Ms. Taylor received an option to purchase 100,000 shares of common stock. In addition, Messrs. Chen and Rendall received options to purchase 125,000 and 100,000 shares of common stock, respectively. All options granted to our non-employee directors during the fiscal year ended July 31, 2021 vest fifty percent (50%) on the date of the next annual meeting and fifty percent (50%) on the date of the following year’s annual meeting and carry a ten-year term.

In the past, our Board has approved each year, generally in the first or second calendar quarter of the year, an annual option or stock grant for our non-employee directors. Any such grant is at the discretion of the Board, which considers the recommendation of our Compensation Committee. Upon the Board’s approval of any such grant, each non-employee director generally may elect whether to receive the grant as an option or stock award.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of December 7, 2021, or the Evaluation Date, by: (i) each of our current directors, (ii) each of our named executive officers as set forth in Item 11 of this Proxy Statement, (iii) all such directors and executive officers as a group and (iv) our five percent or greater stockholders. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 87,873,141 shares outstanding as of the Evaluation Date, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our common stock issuable pursuant to the exercise of stock options or warrants or settlement of restricted stock units that are either immediately exercisable or exercisable within 60 days of the Evaluation Date. These shares are deemed to be outstanding and beneficially owned by the person holding those securities for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name (1)	Number of Shares Beneficially Owned		Percent of Common Stock
Tom Y. Lee	23,151,982	(2)	25.96%
Mark S. Elliott	694,850	(3)	*	%
Tom Myers	1,038,017	(4)	1.17%
Ivan Chen	837,500	(5)	*	%
David Rendall	77,371	(6)	*	%
Kristin Taylor	—		*	%
All of our named executive officers and directors as a group (5 persons)	25,799,720	(7)	28.26%

*	Indicates less than one percent of the outstanding shares of the Company’s common stock.

(1)	Unless, noted below, the address for each person listed in the table is c/o PURE Bioscience, Inc., 9669 Hermosa Avenue Rancho Cucamonga, California 91730

(2)	Consists of 1,150,000 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and 22,001,982 shares of common stock held directly by Mr. Lee and his spouse.
(3)	Consists of 622,500 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and 72,350 shares of common stock held directly by Mr. Elliott.

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(4)	Consists of 521,250 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and 516,767 shares of common stock held directly by Mr. Myers.

(5)	Consists of 387,500 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date, and 450,000 shares of common stock held directly by Mr. Chen.

(6)	Consists of 77,371 shares of common stock held directly by Mr. Rendall.

(7)	Consists of 2,681,250 shares of common stock subject to options currently exercisable or exercisable within 60 days of the Evaluation Date and 23,118,470 shares of common stock, held by all directors and executive officers as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

To the Company’s knowledge, other than as described below, no person who, during the fiscal year ended July 31, 2021, was a director or officer of the Company, or beneficial owner of more than ten percent of the Company’s Common Stock (which is the only class of securities of the Company registered under Section 12 of the Act), failed to file on a timely basis reports required by Section 16 of the Act during such fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions, and Director Independence

Except as described below and other than Board or employment relationships and compensation resulting from those employment relationships, no director, executive officer, 5% stockholder or immediate family member of any of the foregoing, was a party to any transaction or series of transactions since August 1, 2019 (the beginning of the year ended July 31, 2020), or is to be a party to any currently proposed transaction or series of proposed transactions, in which (i) we were or are to be a participant, (ii) the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at fiscal year-end for the fiscal years ended July 31, 2021 and 2020, which is $54,000, and (iii) any director, executive officer, or immediate family member of any of the foregoing had or will have a direct or indirect material interest.

For information with respect to the compensation paid to our executive officers and directors, see heading “Executive Compensation” of this proxy statement.

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On July 29, 2019, we entered into a Sublease Agreement (the “Sublease”) with SwabPlus L.P. (“SwabPlus”), effective July 25, 2019, pursuant to which we subleased certain office and industrial space for our corporate headquarters. The premises are located in Rancho Cucamonga, California. In December 2020, the Sublease expired. The Company is currently negotiating a new lease agreement with SwabPlus.

Tom Y. Lee, the Company’s Chief Executive Officer, and President, also serves as chairman of the board of directors and chief executive officer of SwabPlus. Mr. Lee also serves as president of Hermosa Property, Inc., the landlord of the premises subject to the Sublease. The Sublease was considered by the Company in accordance with the Company’s Related Party Transaction and Procedures Policy, and approved by the disinterested members of the Board.

Equity Transactions with our Directors and Officers

Since August 1, 2019, the Company has entered into the following equity investment transactions with its directors and officers:

●	During October of 2019, we completed four closings (the “Closings”) of a private placement financings to accredited investors. We raised net proceeds of $1,546,000 in the Closings and issued an aggregate of 5,331,031 shares of our common stock at a purchase price of $0.29 per share. The shares issued in the private placement financing were issued pursuant to a securities purchase agreement entered into with the investors. Messrs. Tom Y. Lee, Dale Okuno and Ivan Chen, each of whom was an accredited investor and a member of the Company’s Board of Directors, invested $290,000, $500,000 and $35,000, respectively, in the private placement financings. Mr. Lee also serves as the Company’s President and Chief Executive Officer.

●	On March 9, 2020, we entered into a Securities Purchase Agreement with various accredited investors with respect to a private placement financing (the “Private Placement”) and simultaneously completed the closing of the Private Placement. We raised net proceeds of approximately $2,000,000 in the Private Placement for an aggregate of 6,896,551 shares of our common stock at a purchase price of $0.29 per share. The per share purchase price was approved by our Board of Directors on February 24, 2020 and represents a 20% discount to the closing price of the Company’s common stock on that date. Tom Y. Lee, Dale Okuno and Ivan Chen, each of whom was accredited investors and members of the Company’s Board of Directors, invested $650,500, $450,000 and $52,000, respectively, in the Private Placement. Mr. Lee also serves as the Company’s President and Chief Executive Officer.

Compensation of Our Current Directors and Executive Officers

For information with respect to the compensation offered to our current directors and executive officers, please see the descriptions under the headings “Executive Compensation” and “Director Compensation” in this proxy statement.

Related Party Transaction Policy and Procedures

Pursuant to our Related Party Transaction and Procedures, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Compensation Committee Interlocks and Insider Participation.

None of the members of our Compensation Committee are or have been an officer or employee of us. During fiscal 2021, 2020 and 2019, no member of our Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K, except as set forth above, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our Compensation Committee or board of directors.

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OTHER MATTERS

The management of the Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2023 Annual Meeting of Stockholders must do so by sending such proposal to our Corporate Secretary at PURE Bioscience, Inc., 9669 Hermosa Avenue, Rancho Cucamonga, CA 91730 telephone (619) 596-8600. Under the SEC’s proxy rules (Rule 14a-8), the deadline for submission of proposals to be included in our proxy materials for the 2023 Annual Meeting is August 22, 2022. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2023 Annual Meeting in accordance with the SEC’s proxy rules, any such stockholder proposal must be received by our Corporate Secretary on or before August 22, 2022, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws. Any stockholder proposal received after August 22, 2022 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. Pursuant to our Bylaws, the date after which notice to the Company of a stockholder proposal submitted outside the process of Rule 14a-8 is considered timely is as follows, provided that such notice meets the information and other requirements set forth in our Bylaws:

●	A stockholder seeking to have a proposal included in the Company’s proxy materials must deliver written notice to the Company of such proposal between June 22, 2022 and August 22, 2022, unless the date of the 2023 Annual Meeting is more than 30 days before or after the one-year anniversary of the Annual Meeting, in which case such notice must be delivered to the Company on the later of the 90th day before the date of the 2023 Annual Meeting or the 15th day following the day on which public announcement of the date of the 2023 Annual Meeting is first made.

●	A stockholder not seeking inclusion of a proposal in the Company’s proxy materials must deliver written notice to the Company not less than 90 days before the date of the 2023 Annual Meeting.

If a stockholder that has notified the Company of its intention to present a proposal at the 2023 Annual Meeting does not appear or send a qualified representative to present his proposal at the 2023 Annual Meeting, the Company need not present the proposal for a vote at the 2023 Annual Meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

We have adopted “householding,” a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Annual Meeting materials. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution of documents related to the Annual Meeting. If you reside at the same address as another PURE Bioscience stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to: Attn: Corporate Secretary, PURE Bioscience, Inc., 9669 Hermosa Avenue, Rancho Cucamonga, CA 91730, telephone (619) 596-8600. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement and our Annual Report are also available at www.proxyvote.com.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Meeting materials who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or PURE Bioscience at the contact information listed above, to request information about householding.

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ANNUAL REPORT

Our Annual Report to Stockholders, which contains our Annual Report on Form 10-K for the year ended July 31, 2021 will also be made available (without exhibits), free of charge, to interested stockholders upon written request to PURE Bioscience, Inc., 9669 Hermosa Avenue, Rancho Cucamonga, CA 91730, Attention: Corporate Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

By Order of the Board of Directors

/s/ Tom Y. Lee, CPA
December 20, 2021	Chief Executive Officer

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PURE BIOSCIENCE, INC.
C/O TRANSFER ONLINE, INC.
512 SE SALMON ST.
PORTLAND, OR 97214

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D63595-P64877

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

PURE BIOSCIENCE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Tom Y. Lee
02) Ivan Chen
03) Tom Myers
04) Kristin A. Taylor
05) David M. Rendall

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D63596-P64877

PURE BIOSCIENCE, INC.
Annual Meeting of Stockholders
February 3, 2022 10:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Tom Y. Lee and Mark S. Elliott, or either of them, with full power of substitution, as proxies to vote at the 2022 Annual Meeting of Stockholders of PURE Bioscience, Inc. (the "Company") to be held at 9669 Hermosa Avenue, Rancho Cucamonga, CA 91730 on February 3, 2022 at 10:30 a.m., local time, and at any adjournments or postponements thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side, and, in their discretion, upon such other matters as may come before the meeting.

If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

Continued and to be signed on reverse side